ATTORNEY/CLIENT AGREEMENT AMENDMENT

         THE AGREEMENT DATED THE 12TH DAY OF MAY 2003 BETWEEN THE PARTIES IS HEREBY AMENDED BY AND BETWEEN THE LAW OFFICES OF MARK E. PENA, P.A., (ATTORNEY) AND BEVSYSTEMS INTERNATIONAL INC., A PUBLICLY TRADED CORPORATION, AND CONCERNS THE FOLLOWING:

     1. PURPOSE: THIS REPRESENTATION IS SPECIFICALLY LIMITED TO REPRESENTING CLIENT IN THE FOLLOWING MATTERS AND MANNERS:

     A. APPEAR AND DEFEND CIVIL ACTION CASE NO. 522003CA001173XXCICI, KNOWN AS PLUNKETT V. BEVSYSTEMS INTERNATIONAL INC., FILED IN THE CIRCUIT COURT OF PINELLAS COUNTY, FLORIDA.

     B. ADVISE AND ASSIST, WITHOUT APPEARANCE, SOME OF THE OTHER CIVIL LITIGATION LAWSUITS AGAINST THE COMPANY THROUGHOUT THE STATE OF FLORIDA.

     CLIENT ACKNOWLEDGES THAT THESE CASES ARE POST JUDGMENT, AND ATTORNEY CAN MAKE NO GUARANTEE THAT THESE MATTERS CAN BE SET ASIDE. ATTORNEY WILL ALSO ASSIST IN ATTEMPTING TO NEGOTIATE SETTLEMENTS WITH VARIOUS CREDITORS.

         D. ATTORNEY SHALL SERVE AS THE COMPANY AND ITS SUBSIDIARIES GENERAL CORPORATE COUNSEL. AS SUCH, HE WILL GIVE ADVICE TO MANAGEMENT, AND PREPARE AND RESPOND TO MINOR CORRESPONDENCE, AND DRAFT SMALL COMMERCIAL TRANSACTIONS, TO BE DEFINED AS FOUR PAGES OR LESS, WITHOUT ADDITIONAL CHARGE BEYOND THE MONTHLY RETAINER REFERENCED HEREIN. THIS WILL INCLUDE CORPORATE MEETINGS. CLIENT ACKNOWLEDGES THAT ATTORNEY IS NOT EXPERIENCED IN SEC MATTERS, NOR PATENT OR TRADEMARK LICENSING, AND ACCORDINGLY WILL NOT REPRESENT THE COMPANY IN SUCH MATTERS, BUT WILL ACT AS LIASON WITH SEC COUNSEL. ATTORNEY WILL INSTEAD FOCUS ON GENERAL CORPORATE AFFAIRS AND COMMERCIAL TRANSACTIONS.

     2. TERM: THE GENERAL COUNSEL PORTION OF THIS CONTRACT, NOT INCLUDING THE REPRESENTATION OF CLIENT IN THE CIVIL LAWSUITS LISTED HEREIN, SHALL HAVE AN INITIAL TERM OF SIX MONTHS. THEREAFTER, THE PARTIES MAY EXTEND THIS AGREEMENT BY MUTUAL CONSENT OF ALL PARTIES, HOWEVER EITHER PARTY MAY TERMINATE ANY REMAINING TERM BY DELIVERING SIXTY (60) WRITTEN NOTICE TO THE OTHER PARTY. SHOULD CLIENT TERMINATE ATTORNEY FOR ANY REASON, AND AT ANY TIME, SAID TERMINATION SHALL RELIEVE CLIENT OF THE MONTHLY RETAINER OBLIGATION ONLY. ALL OTHER PAYMENTS AND CONSIDERATION ARE DEEMED EARNED AND PAYABLE IN FULL WITHOUT REDUCTION, OR PARTIAL REFUND OR REBATE UPON THE EXECUTION OF THIS AGREEMENT. THE ATTORNEY SHALL CONTINUE REPRESENTING THE CLIENT ON THE CIVIL LAWSUITS REFERENCED HEREIN UNTIL THEIR COMPLETION (NOT INCLUDING ANY APPELLATE ACTION WHICH IS BEYOND THE SCOPE OF THIS AGREEMENT), EVEN SHOULD THE GENERAL COUNSEL PORTION OF THIS AGREEMENT BE TERMINATED, UNLESS REPRESENTATION IS TERMINATED FOR REASONS BEYOND THE SCOPE OF THIS AGREEMENT. NOTICE SHALL BE DEEMED DELIVERED IF MADE BY CERTIFIED U. S. MAIL, RETURN RECEIPT, TO THE REGULAR BUSINESS OFFICE ADDRESS OF THE RESPECTIVE PARTIES. THE TERMS OF THIS AGREEMENT SHALL SUPERCEDE ANY SIDE CONSULTING AGREEMENTS EXECUTED BETWEEN THE PARTIES.

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     3. COMPENSATION: IN CONSIDERATION OF THE SERVICES PERFORMED AND TO BE
PERFORMED BY SAID ATTORNEY, CLIENT DOES HEREBY AGREE TO COMPENSATE ATTORNEY IN THE FOLLOWING MANNER:


         CLIENT SHALL TENDER (250,000) TWO HUNDRED FIFTY THOUSAND SHARES OF UNRESTRICTED S8 STOCK IN THE COMPANY TO ATTORNEY UPON EXECUTION OF THIS AGREEMENT. ATTORNEY AGREES TO OFFER COMPANY THE RIGHT TO FIRST PURCHASE ANY OF THESE SHARES PRIOR TO HIS SELLING ANY SHARES TO ANY THIRD PARTY. ATTORNEY'S NOTICE OF INTENT TO SELL SHALL BE MADE TO THE COMPANY IN WRITING TO ANY OFFICER OR THE CORPORATE OFFICE. CLIENT MUST TENDER PAYMENT OF ANY PURCHASE WITHIN 48 HOURS OF ITS EXERCISE OF THIS REFUSAL OPTION. THIS COMPENSATION IS A PORTION OF A TOTAL PACKAGE IN THE AMOUNT OF 1,250,000 SHARES PREVIOUSLY AGREED TO, TO BE PAID OUT OVER TIME. THESE SHARES ARE IN ADDITION TO THE INITIAL RETAINER.

         COSTS: ALL COSTS ARE TO BE PAID BY THE CLIENT, INCLUDING ANY FILING FEES, RECORDING FEES, SERVICE OF PROCESS, SUBPOENAS FOR TRIAL, WITNESS DEPOSITIONS, TRANSCRIPTS, POSTAGE, FAX AND TELEPHONE. WITHIN 30 DAYS OF EXECUTION OF THIS AGREEMENT, CLIENT WILL DEPOSIT, IN TRUST, WITH THE ATTORNEY, THE SUM OF $1,000.00 AS A COST DEPOSIT. ATTORNEY SHALL EXPEND THESE FUNDS AS HE REASONABLY PERCEIVES IN THE BEST INTERESTS OF THE CLIENT AND WILL NOTIFY CLIENT OF EXPENDITURES ON A MONTHLY BASIS.

         IF ANY APPEAL BECOMES NECESSARY: THE PARTIES WILL NEGOTIATE ADDITIONAL CONSIDERATION AT A FUTURE DATE.



     4. IT IS FURTHER UNDERSTOOD THAT THE ABOVE-REFERENCED COMPENSATION IS FOR THE MATTER DESCRIBED ABOVE AND NO ADDITIONAL MATTERS. THE ABOVE-REFERENCED COMPENSATION IS EXCLUSIVE OF COSTS AND COURT COSTS, IF ANY. SUCH COSTS MAY INCLUDE, BUT ARE NOT LIMITED TO: DEPOSITIONS, SUBPOENAS, INVESTIGATIONS, PROCUREMENT OF REPORTS AND OTHER RECORDS, TELEPHONE CALLS, PHOTOGRAPHS, POLYGRAPH EXAMINATIONS, ETC.

     5. FOREBEARANCE DOES NOT CONSTITUTE WAIVER. CLIENT DOES FURTHER AGREE THAT IF THE CLIENT FAILS TO COMPENSATE ATTORNEY PURSUANT TO THE TERMS SET FORTH ABOVE, THE ATTORNEY SHALL UPON HIS SOLE DISCRETION, IMMEDIATELY DISCONTINUE AND TERMINATE ALL FURTHER WORK ON THE CASE AND SHALL IMMEDIATELY WITHDRAW FROM REPRESENTATION OF CLIENT IN THE COURT IN WHICH THE ACTION IS THEN PENDING. IN THE EVENT THAT A BALANCE IS DUE TO THE ATTORNEY UPON COMPLETION OF THE CASE, OR AFTER WITHDRAWAL BY THE ATTORNEY, CLIENT SPECIFICALLY AGREES TO THE PLACEMENT OF A LIEN ON CLIENT'S FILE. CLIENT ALSO AGREES THAT ANY OUTSTANDING BALANCE WHICH IS 30 DAYS PAST DUE WILL CARRY AN INTEREST CHARGE OF 0% PER YEAR. CLIENT FURTHER AGREES THAT CLIENT WILL BE LIABLE FOR ANY COSTS AND ATTORNEY'S FEES THE ATTORNEY EXPENDS IN COLLECTING THE FEES, SHOULD CLIENT FAIL TO PAY THEM. CLIENT EXPRESSLY AGREES THAT SHOULD THE ATTORNEY NOT IMMEDIATELY TERMINATE THIS AGREEMENT, WITHDRAW FROM REPRESENTATION, AND/OR COMMENCE WITH COLLECTION ACTIVITIES AGAINST

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CLIENT FOR CLIENTS FAILURE OR DELAY IN TENDERING ANY PAYMENTS OR CONSIDERATION
DUE HEREUNDER, OR OTHERWISE EXTEND ANY GRACE PERIOD TO CLIENT, ATTORNEY'S ACTIONS OR INACTIONS SHALL NOT CONSTITUTE NOR BE CONSTRUED AS A WAIVER OR ESTOPPEL TO ANY OF THESE OR ANY ADDITIONAL RIGHTS IN LAW OR EQUITY AVAILABLE TO ATTORNEY, AND ATTORNEY MAY COMMENCE ANY SUCH COLLECTION ACTIVITIES OR REMEDIES AT ANY TIME WITHIN HIS SOLE DISCRETION.

     6. THE ATTORNEY AGREES THAT HE WILL DILIGENTLY REPRESENT THE CLIENTS PURSUANT TO THE FLORIDA BAR STANDARDS OF PROFESSIONAL CONDUCT. THE ATTORNEY WILL DILIGENTLY COMMUNICATE ALL OFFERS OF SETTLEMENT TO THE CLIENT.

     7. CLIENT UNDERSTANDS THAT THE ATTORNEY-CLIENT RELATIONSHIP SHALL BEGIN AT THE TIME THIS CONTRACT IS EXECUTED BY CLIENT. THIS REPRESENTATION SHALL CONTINUE UNTIL THIS AGREEMENT IS TERMINATED., OR ANY INDIVIDUAL CASE IS COMPLETED.

     8. CLIENT SPECIFICALLY ACKNOWLEDGES THAT THE ATTORNEY HAS GIVEN NO GUARANTEE REGARDING THE OUTCOME OF ANY ASPECT OF THIS REPRESENTATION AND THAT ALL EXPRESSIONS BY THE ATTORNEY RELATIVE TO THIS REPRESENTATION ARE ONLY MATTERS OF HIS OPINION IN GOOD FAITH.

     9. CLIENT HAS, BEFORE SIGNING THIS CONTRACT, READ THIS CLIENT CONTRACT AND UNDERSTAND THE CONTENTS THEREOF. CLIENT HAS INITIALED EACH PARAGRAPH AND UNDERSTANDS SAME.

     10. CLIENT FURTHER UNDERSTANDS THAT THIS CONTRACT MAY BE CANCELED BY WRITTEN NOTIFICATION TO THE ATTORNEY AT ANY TIME WITHIN THREE (3) BUSINESS DAYS OF THE DATE THE CONTRACT WAS SIGNED, AS SHOWN BELOW, AND IF CANCELED, CLIENT SHALL NOT BE OBLIGATED TO PAY THE FEES TO THE ATTORNEY FOR THE WORK PERFORMED DURING THAT TIME. IF THE ATTORNEY HAS ADVANCED FUNDS TO OTHERS IN REPRESENTATION OF CLIENT, THE ATTORNEY WILL BE ENTITLED TO BE REIMBURSED FOR SUCH AMOUNTS AS THEY HAVE REASONABLY ADVANCED ON CLIENT'S BEHALF.

     11. ATTORNEY'S FEES: SHOULD ATTORNEY BE REQUIRED TO LITIGATE AGAINST THE CLIENT FOR ANY REASON HEREUNDER, AND ATTORNEY PREVAILS IN SAID LITIGATION AGAINST THE CLIENT, ATTORNEY SHALL BE ENTITLED TO SEEK REASONABLE FEES FOR HIS TIME EXPENDED IN SAID LITIGATION AGAINST THE CLIENT.

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     12. CONDITION PRECEDENT: THE PARTIES ACKNOWLEDGE THAT THE TENDER OF SHARES
AS DEFINED IN SECTION 3(C) HEREIN, AS WELL AS THE DECISION TO NAME MICHAEL GOEREE AS CEO DIRECTOR OF THE COMPANY, WITHIN 60 DAYS OF THIS DATE, ARE CONDITIONS PRECEDENT TO AY OBLIGATIONS UPON ATTORNEY IN THIS AGREEMENT.

     13. ADDITIONAL GUARANTEE: THE COMPENSATION OBLIGATIONS OF THE CLIENT IN THIS AGREEMENT SHALL INUR TO AND BIND ITS PARENTS, SUBSIDIARIES, ALTER EGOS AND SISTER COMPANIES, INCLUDING, BUT NOT LIMITED TO POCOTOPAUG INVESTMENT, INC.

BEVSYSTEMS INTERNATIONAL, INC.          LAW OFFICES OF MARK E. PENA , P.A.
POCOTOPAUG INVESTMENT INC.

/s/ Bob Tatum                           /s/ Mark Pena
---------------------------             ---------------------------
BY:                                     MARK E. PENA

DATED: 6/24/03                          DATED: 6/25/03
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